Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the inclusion of our report dated August 17, 2017 with respect to the financial statement of FS Credit Income Fund as of June 30, 2017 in Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-215074 and 811-23221) of FS Credit Income Fund.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

September 20, 2017